AGREEMENT AND PLAN OF MERGER

                               between

                       FLEET FINANCIAL GROUP, INC.

                                and

                     SHAWMUT NATIONAL CORPORATION



     Dated as of February 20, 1995



                         AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER, dated as of February 20, 1995, by and among Fleet Financial Group, Inc., a
          Rhode Island corporation ("Parent") and Shawmut National Corporation, a Delaware corporation ("Subject Company").

               WHEREAS, the Boards of Directors of Parent and Subject Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which Subject Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Parent, so that Parent is the surviving corporation in the Merger; and

               WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Parent and Subject
          Company are entering into a Parent Stock Option Agreement (the "Parent Option Agreement") attached hereto as
          Exhibit A; and

               WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Parent and Subject Company are entering into a Subject Company Stock Option Agreement (the "Subject Company Option Agreement"; and together with the Parent Option Agreement, the "Option Agreements") attached hereto as Exhibit B; and

               WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

               NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                  ARTICLE I

                                  THE MERGER

               1.1  The Merger.  Subject to the terms and
          conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the Rhode Island Business Corporation Act (the "RIBCA"), at the Effective Time (as defined in Section 1.2 hereof), Subject Company shall merge with and into Parent. Parent shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Rhode Island. Upon consummation of the Merger, the separate corporate existence of Subject Company shall terminate.

               1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") and the articles of merger (the "Articles of Merger") which shall be filed with the Secretary of State of the State of Rhode Island (the "Rhode Island Secretary"), in each case, on the Closing Date (as defined in Section 9.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger and the Articles of Merger.

               1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 261 of the DGCL and Section 7-1.1-69 of the RIBCA.

               1.4 Conversion of Subject Company Common Stock; Subject Company Preferred Stock. At the Effective Time, in each case, subject to Section 2.2(e) hereof, by virtue of the Merger and without any action on the part of Parent, Subject Company or the holder of any of the following securities:

               (a) Each share of the common stock, par value $0.01 per share, of Subject Company (the "Subject Company Common Stock"; the Subject Company Common Stock and the Subject Company Preferred Stock, as defined below, being referred to herein as, the "Subject Company Capital Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Subject Company Common Stock held (x) in Subject Company's treasury or
          (y) directly or indirectly by Parent or Subject Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC shares, as such terms are defined below)) shall be converted into the right to receive 0.8922 shares (the "Common Exchange Ratio") of the common stock, par value $1.00 per share, of Parent ("Parent Common Stock"; the Parent Common Stock and the Parent New Preferred, as defined below, being referred to herein as, the "Parent Capital Stock") (together with the number of parent rights ("Parent Rights") issued pursuant to the Parent Rights Agreement (as defined in Section 4.2 hereof) associated therewith).

               (b) Each share of preferred stock with cumulative and adjustable dividends, stated value $50.00 per share, of Subject Company (the "Subject Company Adjustable Preferred") issued and outstanding immediately prior to the Effective Time (other than Dissenting Preferred Shares (as defined below)) shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of Parent (the "Parent Adjustable Preferred"). The terms of the Parent Adjustable Preferred shall be substantially the same as the terms of the Subject Company Adjustable Preferred.

               (c) Each share of 9.30% cumulative preferred stock, stated value of $250 per share, of Subject Company (the "Subject Company 9.30% Preferred") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of 9.30% preferred stock of Parent (the "Parent 9.30% Preferred"). The terms of the Parent 9.30% Preferred shall be substantially the same as the terms of the Subject Company 9.30% Preferred.

               (d) Each share of 9.35% cumulative preferred stock of Subject Company (the "Subject Company 9.35% Cumulative Preferred"; and together with the Subject Company Adjustable Preferred and the Subject Company 9.30% Preferred, the "Subject Company Preferred") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of 9.35% cumulative preferred stock of Parent (the "Parent 9.35% Cumulative Preferred"; and together with the Parent Adjustable Preferred and the Parent 9.30% Preferred, the "Parent New Preferred"). The terms of the Parent 9.35% Cumulative Preferred shall be substantially the same as the terms of the Subject Company 9.35% Cumulative Preferred.

               (e) All of the shares of Subject Company Common Stock converted into Parent Common Stock pursuant to this
          Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of Subject Company Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Parent Common Stock and (ii) cash in lieu of fractional shares into which the shares of Subject Company Common Stock represented by such Common Certificate have been converted pursuant to this
          Section 1.4 and Section 2.2(e) hereof. Common Certificates previously representing shares of Subject Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in Parent's capitalization, then an appropriate and proportionate adjustment shall be made to the Common Exchange Ratio.

               (f) All of the shares of Subject Company Preferred Stock converted into Parent New Preferred Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Preferred Certificate"; and together with a Common Certificate, a "Certificate") previously representing any such shares of Subject Company Preferred Stock shall thereafter represent the right to receive a certificate representing the number of whole shares of corresponding Parent New Preferred into which the shares of Subject Company Preferred Stock represented by such Preferred Certificate have been converted pursuant to this Section
          1.4. Preferred Certificates previously representing shares of Subject Company Preferred Stock shall be exchanged for certificates representing whole shares of corresponding Parent New Preferred issued in consideration therefor upon the surrender of such Preferred Certificates in accordance with Section 2.2 hereof, without any interest thereon.

               (g) At the Effective Time, all shares of Subject Company Capital Stock that are owned by Subject Company as treasury stock and all shares of Subject Company Capital Stock that are owned directly or indirectly by Parent or Subject Company or any of their respective Subsidiaries (other than shares of Subject Company Capital Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Subject Company, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Subject Company Capital Stock held by Parent or Subject Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Subject Company Capital Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Subject Company or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by Subject Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

               (h) Notwithstanding anything in this Agreement to the contrary, shares of Subject Company Adjustable Preferred which are outstanding immediately prior to the Effective Time, the holders of which shall have delivered to Subject Company a written demand for appraisal of such shares in the manner provided in Section 262 of the DGCL ("Dissenting Preferred Shares"), shall not be converted into the right to receive, or be exchangeable for, the shares of Parent Adjustable Preferred otherwise issuable in exchange for such shares of Subject Company Adjustable Preferred pursuant to this Section 1.4 but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Preferred Adjustable Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Preferred Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in such Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Preferred Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Preferred Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Subject Company Adjustable Preferred and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the shares of Parent Adjustable Preferred otherwise issuable in exchange for such shares of Subject Company Adjustable Preferred pursuant to this
          Section 1.4, without any interest thereon.

               1.5 Parent Common Stock; Parent Preferred Stock. At and after the Effective Time, each share of Parent Common Stock and each share of Parent Preferred Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock or preferred stock, as the case may be, of the Surviving Corporation and shall not be affected by the Merger.

               1.6 Options and Warrants. (a) At the Effective Time, each option and warrant granted by Subject Company to purchase shares of Subject Company Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Subject Company Common Stock and shall be converted automatically into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise, in the case of options, subject to the terms of the Subject Company Stock Option and Restricted Stock Award Plan, the Subject Company Secondary Stock Option and Restricted Stock Award Plan and the Subject Company 1989 Nonemployee Directors' Restricted Stock Plan (collectively, the "Subject Company Stock Plans") and the agreements evidencing grants thereunder or, in the case of warrants, otherwise subject to the terms of the Stock Warrants, each dated January 18, 1994, of Subject Company (the "Subject Company Warrants")):

                    (1)  The number of shares of Parent Common
               Stock to be subject to the new option or warrant shall be equal to the product of the number of shares of Subject Company Common Stock subject to the original option or warrant and the Common Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                    (2)  The exercise price per share of Parent
               Common Stock under the new option or warrant shall be equal to the exercise price per share of Subject Company Common Stock under the original option or warrant, as the case may be, divided by the Common Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

               The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option or warrant shall be the same as the original option or warrant, as the case may be, except that all references to Subject Company shall be deemed to be references to Parent.

               1.7  Articles of Incorporation.  At the Effective
          Time, the Articles of Incorporation of Parent, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

               1.8 Bylaws. At the Effective Time, the Bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

               1.9 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

               1.10 Board of Directors. From and after the Effective Time, the Board of Directors of Parent shall consist of 20 persons, including Mr. Alvord, who shall serve as the Chairman of Parent from and after the Effective Time, and Mr. Murray, who shall serve as the Chief Executive Officer and President of Parent from and after the Effective Time, 11 additional persons who are not executive officers of Parent or Subject Company to be named by Mr. Murray and the Board of Directors of Parent and 7 additional persons who are not executive officers of Parent or Subject Company to be named by Mr. Alvord and the Board of Directors of Subject Company. The representatives selected by Parent and Subject Company, respectively, shall be divided as equally as practicable among the three classes of directors in proportion to the aggregate representation set forth above. From and after the Effective Time, the representatives of Parent and Subject Company shall also be represented in proportion to the aggregate representation set forth above on all committees of the Parent Board of Directors. Promptly following the Effective Time, the Parent Board of Directors shall establish and maintain for a period of 18 months an Integration Committee to oversee the integration of the operations of Parent, Subject Company and their respective Subsidiaries, which committee shall be comprised of Messrs. Murray and Alvord, two additional representatives of Parent and two additional representatives of Subject Company.

               1.11 Headquarters of Parent. Promptly following the Effective Time, the headquarters and principal executive offices of Parent shall be moved to Boston, Massachusetts.

                                  ARTICLE II

                              EXCHANGE OF SHARES

               2.1 Parent to Make Shares Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company selected by Parent and reasonably acceptable to Subject Company (which may be a Subsidiary of Parent) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this
          Article II, certificates representing the shares of Parent Common Stock and Parent New Preferred and the cash in lieu of any fractional shares (such cash and certificates for shares of Parent Common Stock and Parent New Preferred, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Subject Company Capital Stock.

               2.2  Exchange of Shares.  (a)  As soon as
          practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing, as the case may be, the shares of Parent Common Stock or Parent New Preferred and the cash in lieu of fractional shares, if any, into which the shares of Subject Company Capital Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Subject Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof, (ii) a certificate representing that number of whole shares of Parent Adjustable Preferred, if any, to which such holder of Subject Company Adjustable Preferred shall have become entitled pursuant to the provisions of Article I hereof,
          (iii) a certificate representing that number of whole shares of Parent 9.30% Preferred, if any, to which such holder of Subject Company 9.30% Preferred shall have become entitled pursuant to the provisions of Article I hereof, (iv) a certificate representing that number of whole shares of Parent 9.35% Preferred, if any, to which such holder of Subject Company 9.35% Preferred shall have become entitled pursuant to the provisions of Article I hereof, and (v) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or Parent New Preferred or cash in lieu of a fractional share interest shall be delivered to a person who is an Affiliate (as defined in Section 6.5) of Subject Company unless such Affiliate has theretofore executed and delivered to Parent the agreement referred to in Section 6.5.

               (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock or Parent New Preferred shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this
          Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock or Parent New Preferred represented by such Certificate.

               (c) If any certificate representing shares of Parent Common Stock or Parent New Preferred is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock or Parent New Preferred in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               (d) After the Effective Time, there shall be no transfers on the stock transfer books of Subject Company of the shares of Subject Company Capital Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Parent Capital Stock as provided in this Article II.

               (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Subject Company. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of Subject Company who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereto.

               (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Subject Company for twelve months after the Effective Time shall be paid to Parent. Any stockholders of Subject Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the shares of Parent Common Stock or Parent New Preferred, cash in lieu of any fractional shares and unpaid dividends and distributions on the Parent Common Stock or Parent New Preferred deliverable in respect of each share of Subject Company Common Stock or Subject Company Preferred Stack, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Subject Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Subject Company Common Stock or Subject Company Preferred for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                 ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY

               Subject Company hereby represents and warrants to Parent as follows:

               3.1 Corporate Organization. (a) Subject Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on Subject Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent, Subject Company or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Subject Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). The Certificate of Incorporation and Bylaws of Subject Company, copies of which have previously been made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

               (b) Each Subject Company Subsidiary is (i) duly organized and validly existing as a bank, corporation or partnership under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Subject Company, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

               (c) The minute books of Subject Company accurately reflect in all material respects all corporate actions held or taken since January 1, 1993 of its stockholders and Board of Directors (including committees of the Board of Directors of Subject Company).

               3.2 Capitalization. (a) The authorized capital stock of Subject Company consists of 300,000,000 shares of Subject Company Common Stock and 10,000,000 shares of preferred stock, no par value. At the close of business on January 31, 1995 there were 121,586,053 shares of Subject Company Common Stock outstanding and 1,775,000 shares of Subject Company Preferred Stock outstanding (comprised of 700,000 shares of Subject Company Adjustable Preferred, 5,750,000 shares of Subject Company Depositary Shares (each representing a one-tenth interest in a share of Subject Company 9.30% Preferred and 5,000,000 shares of Subject Company Depositary Shares (each representing a one-tenth interest in a share of Subject Company 9.35% Cumulative Preferred), and 13,390 shares of Subject Company Common Stock held in Subject Company's treasury. On January 31, 1995, no shares of Subject Company Common Stock or Subject Company Preferred Stock were reserved for issuance, except that (i) 10,314,108 shares of Subject Company Common Stock were reserved for issuance pursuant to Subject Company's dividend reinvestment and stock purchase plans, (ii) 9,409,380 shares of Subject Company Common Stock were reserved for issuance upon the exercise of stock options pursuant to the Subject Company Stock Plans, (iii) 1,329,115 shares of Subject Company Common Stock were reserved for issuance upon the exercise of the Subject Company Warrants, (iv) 8,023,915 shares of Subject Company Common Stock were reserved for issuance upon consummation of the merger of Northeast Federal Corp. ("Northeast") with a Subsidiary of Subject Company, pursuant to the Agreement and Plan of Merger (the "Northeast Agreement"), dated as of June 11, 1994, between Subject Company and Northeast, (v) 3,000,000 shares of Subject Company Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "Subject Company Rights") distributed to holders of Subject Company Common Stock pursuant to the Shareholder Rights Agreement, dated as of February 28, 1989, between Subject Company and Manufacturers Hanover Trust Company, as Rights Agent (the "Subject Company Shareholder Rights Agreement"), and (vi) the shares of Subject Company Common Stock issuable pursuant to the Subject Company Option Agreement. All of the issued and outstanding shares of Subject Company Common Stock and Subject Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
          As of the date of this Agreement, except as set forth in
          Section 3.2(a) of the Subject Company Disclosure Schedule and except for the Subject Company Shareholder Rights Agreement and the Subject Company Option Agreement, Subject Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Subject Company Common Stock or Subject Company Preferred Stock or any other equity securities of Subject Company or any securities representing the right to purchase or otherwise receive any shares of Subject Company Common Stock or Subject Company Preferred Stock. Subject Company has previously provided Parent with a list of the option holders, the date of each option to purchase Subject Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under an applicable Subject Company Stock Plan. Except as set forth in Section 3.2(a) of the disclosure schedule of Subject Company delivered to Parent concurrently herewith (the "Subject Company Disclosure Schedule"), since January 31, 1995, Subject Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date and as disclosed in Section 3.2(a) of the Subject Company Disclosure Schedule, pursuant to the Northeast Agreement in amounts not exceeding the amounts disclosed in Section 3.2(a) of the Subject Company Disclosure Schedule, pursuant to the exercise of any Subject Company Warrants in amounts not exceeding the amounts disclosed in Section 3.2(a) of the Subject Company Disclosure Schedule and pursuant to the Subject Company Shareholder Rights Agreement.

               (b) Except as set forth in Section 3.2(b) of the Subject Company Disclosure Schedule, Subject Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subject Company Subsidiaries, free and clear of any liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subject Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with
          Section 1.6 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which Subject Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of Subject Company or any of its Subsidiaries.

               3.3 Authority; No Violation. (a) Subject Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Subject Company. The Board of Directors of Subject Company has directed that this Agreement and the transactions contemplated hereby be submitted to Subject Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Subject Company Common Stock, no other corporate proceedings on the part of Subject Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Subject Company and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of Subject Company, enforceable against Subject Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (b) Except as set forth in Section 3.3(b) of the Subject Company Disclosure Schedule, neither the execution and delivery of this Agreement by Subject Company nor the consummation by Subject Company of the transactions contemplated hereby, nor compliance by Subject Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Subject Company or (ii) assuming that the consents and approvals referred to in
          Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Subject Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Subject Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Subject Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Subject Company.

               3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of applications with the Office of the Thrift Supervision (the "OTS") under HOLA and approval of such applications,
          (iii) the filing of any requisite applications with the Office of the Comptroller of the Currency (the "OCC"),
          (iv) the filing of any required applications or notices with any state agencies and approval of such applications and notices (the "State Approvals"), (v) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of Parent's and Subject Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (vi) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (vii) the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement,
          (ix) the approval of this Agreement by the requisite vote of the stockholders of Parent and Subject Company, and
          (x) the consents and approvals set forth in Section 3.4 of the Subject Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by Subject Company of this Agreement and (B) the consummation by Subject Company of the Merger and the other transactions contemplated hereby.

               3.5 Reports. Subject Company and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1993 with (i) the Federal Reserve Board, (ii) the OTS, (iii) any state regulatory authority (each a "State Regulator"), (iv) the OCC and (v) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"), and all other material reports and statements required to be filed by them since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, the Federal Reserve Board, the FDIC, the OCC, the OTS, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Subject Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Subject Company, investigation into the business or operations of Subject Company or any of its Subsidiaries since January 1, 1993. There is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Subject Company or any of its Subsidiaries.

               3.6 Financial Statements. Subject Company has previously delivered to Parent copies of (a) the consolidated balance sheets of Subject Company and its Subsidiaries as of December 31, for the fiscal years 1992 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1991 through 1993, inclusive, as reported in Subject Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Price Waterhouse, independent public accountants with respect to Subject Company, (b) the unaudited consolidated balance sheet of Subject Company and its Subsidiaries as of December 31, 1994, and the related consolidated statements of income and changes in stockholders' equity for the fiscal year 1994, substantially in the form that is proposed to be reported in Subject Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Subject Company Delivered December 1994 Financials"), and (c) the unaudited consolidated balance sheet of Subject Company and its Subsidiaries as of September 30, 1993 and September 30, 1994 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine month periods then ended as reported in Subject Company's Quarterly Report on Form 10-Q for the period ended September 30, 1994 filed with the SEC under the Exchange Act. The December 31, 1994 consolidated balance sheet of Subject Company (including the related notes, where applicable) fairly presents the consolidated financial position of Subject Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
          Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Subject Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Subject Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

               3.7  Broker's Fees.  Except as set forth in Section
          3.7 of the Subject Company Disclosure Schedule, neither Subject Company nor any Subject Company Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreements.

               3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Subject Company Reports (as defined below) filed prior to the date hereof, since December 31, 1994, (i) neither Subject Company nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Subject Company.

               (b) Except as publicly disclosed in Subject Company Reports filed prior to the date hereof, and except as set forth in Section 3.8(b) of the Subject Company Disclosure Schedule, since December 31, 1994, Subject Company and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

               (c) Except as set forth in Section 3.8(c) of the Subject Company Disclosure Schedule, since December 31, 1994, neither Subject Company nor any of its Subsidiaries has (i) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1994, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than customary year-end bonuses for fiscal 1993 and 1994 or (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

               3.9 Legal Proceedings. (a) Neither Subject Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Subject Company's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Subject Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Subject Company Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Subject Company.

               (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Subject Company, any of its Subsidiaries or the assets of Subject Company or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Subject Company.

               3.10 Taxes and Tax Returns. (a) Each of Subject Company and its Subsidiaries has duly filed all material Federal, state and, to the best of Subject Company's knowledge, material local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all material Taxes (as defined below) and other governmental charges which have been incurred or are due or claimed to be due from it by Federal, state, county or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes or other charges (1) which are not yet delinquent or are being contested in good faith and (2) have not been finally determined. The income tax returns of Subject Company and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1987, and no material deficiencies were asserted as a result of such examination or all such deficiencies were satisfied. To the best of Subject Company's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Subject Company or any of its Subsidiaries, nor has Subject Company or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period. In addition, (i) proper and accurate amounts have been withheld by Subject Company and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable Federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Subject Company,
          (ii) Federal, state, county and local returns which are accurate and complete in all material respects have been filed by Subject Company and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Subject Company, (iii) the amounts shown on such Federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Subject Company in its consolidated financial statements as of December 31, 1994, except where failure to do so would not have a Material Adverse Effect on Subject Company and (iv) there are no Tax liens upon any property or assets of the Subject Company or its Subsidiaries except liens for current taxes not yet due. To the knowledge of Subject Company, no property of Subject Company or any of its Subsidiaries is property that Subject Company or any of its Subsidiaries is or will be required to treat as being owned by another person pursuant to the provisions of
          Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 169(h) of the Code. Neither Subject Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Subject Company or any of its Subsidiaries, and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 3.6 hereof, neither Subject Company nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under
          Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Subject Company.

               (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

               (c) Except as set forth in Section 3.10(c) of the Subject Company Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Subject Company or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation
          Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Subject Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

               (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Subject Company or any Subsidiary of Subject Company under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on Subject Company.

               3.11 Employees. (a) Section 3.11(a) of the Subject Company Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Plans") by Subject Company or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Subject Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               (b) Subject Company has heretofore delivered to Parent true and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan.

               (c) Except as set forth in Section 3.11(c) of the Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Subject Company, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in
          Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Subject Company, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Subject Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Subject Company, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in
          Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Subject Company or its Subsidiaries as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither Subject Company, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Subject Company, its Subsidiaries or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Subject Company there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

               (d) Except as set forth in Section 3.11(d) of the Subject Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
          (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Subject Company or any of its affiliates from Subject Company or any of its affiliates under any Subject Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Subject Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

               3.12 SEC Reports. Subject Company has previously made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1993 by Subject Company with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Subject Company Reports") and prior to the date hereof and (b) communication mailed by Subject Company to its stockholders since January 1, 1993 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Subject Company has timely filed all Subject Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Subject Company Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

               3.13 Compliance with Applicable Law. Except as disclosed in Section 3.13 of the Subject Company Disclosure Schedule, Subject Company and each of its Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Subject Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Subject Company, and neither Subject Company nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above.

               3.14 Certain Contracts.  (a)  Except as set forth in
          Section 3.14(a) of the Subject Company Disclosure Schedule, neither Subject Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Parent, Subject Company, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Subject Company Reports, (iv) which materially restricts the conduct of any line of business by Subject Company, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Subject Company has previously delivered to Parent true and correct copies of all employment, consulting and deferred compensation agreements which are in writing and to which Subject Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in Section 3.14(a) of the Subject Company Disclosure Schedule, is referred to herein as a "Subject Company Contract", and neither Subject Company nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Subject Company.

               (b) (i) Each Subject Company Contract is valid and binding and in full force and effect, (ii) Subject Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Subject Company Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Subject Company, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Subject Company or any of its Subsidiaries under any such Subject Company Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Subject Company.

               3.15 Agreements with Regulatory Agencies. Except as set forth in Section 3.15 of the Subject Company Disclosure Schedule, neither Subject Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 3.15 of the Subject Company Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Subject Company or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

               3.16 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Subject Company included in the Subject Company Delivered December 1994 Financials and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1994, neither Subject Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Subject Company.

               3.17 State Takeover Laws. The Board of Directors of Subject Company has approved the transactions contemplated by this Agreement and the Option Agreements such that the provisions of Section 203 of the DGCL and Article Sixth of Subject Company's Certificate of Incorporation will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

               3.18 Rights Agreement. Subject Company has taken all action (including, if required, redeeming all of the outstanding preferred stock purchase rights issued pursuant to the Subject Company Rights Agreement or amending or terminating the Subject Company Rights Agreement) so that the entering into of this Agreement and the Option Agreements, the Merger, the acquisition of shares pursuant to the Option Agreements and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Subject Company Rights Agreement or enable or require the Subject Company Rights to be exercised, distributed or triggered.

               3.19 Pooling of Interests. As of the date of this Agreement, Subject Company has no reason to believe that the Merger will not qualify as a pooling of interests for accounting purposes.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

               Parent hereby represents and warrants to Subject
          Company as follows:

               4.1 Corporate Organization. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. Parent is duly registered as a bank holding company under the BHC Act. The Articles of Incorporation and Bylaws of Parent, copies of which have previously been made available to Subject Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

               (b) Each Parent Subsidiary is (i) duly organized and validly existing as a bank, corporation or partnership under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Parent, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

               (c) The minute books of Parent accurately reflect in all material respects all corporate actions held or taken since January 1, 1993 of its stockholders and Board of Directors (including committees of the Board of Directors of Parent).

               4.2 Capitalization. (a) The authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock, of which as of January 31, 1995, 141,563,067 shares were issued and outstanding and held in treasury, (ii) 16,000,000 shares of Preferred Stock, par value $1.00 per share, ("Parent Preferred Stock"), of which as of January 31, 1995, (A) with respect to Cumulative and Adjustable Dividends, 1,000,000 shares were designated and no shares were issued and outstanding, (B) 12,553 shares were designated and no shares were issued and outstanding as Series I 12% Cumulative Convertible Preferred Stock ("Parent Series I Preferred Stock"), (C) 96,000 shares were designated and no shares were issued and outstanding as Series II 6 1/2% Cumulative Convertible Preferred Stock, (D) 1,100,000 shares were designated and 519,758 shares were issued and outstanding as Series III 10.12% Perpetual Preferred Stock ("Parent Series III Preferred Stock"), (E) 1,000,000 shares were designated and 478,838 shares were issued and outstanding as Series IV 9.375% Preferred Stock ("Parent Series IV Preferred Stock"), (F) 1,500,000 shares were designated and no shares were issued and outstanding as Cumulative Participating Junior Preferred Stock pursuant to the Parent Rights Agreement, as amended ("Parent Rights Agreement"), and (G) 1,415,000 shares were designated and outstanding as Dual Convertible Preferred Stock ("Parent DCP Stock") and (iii) 1,500,000 shares of Preferred Stock with Cumulative and Adjustable Dividends, par value $20.00 (the "Parent $20 Par Value Preferred Stock"), of which at such date, no shares were issued and outstanding. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth in Section 4.2(a) of the disclosure schedule of Parent delivered to Subject Company concurrently herewith (the "Parent Disclosure Schedule"), and except for the Parent Shareholder Rights Agreement and the Parent Option Agreement, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or Parent Preferred Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or Parent Preferred Stock. As of January 31, 1995, 41,598,590 shares of Parent Common Stock were reserved for issuance pursuant to outstanding warrants, rights, options and the employee benefit plans set forth in
          Section 4.11(a) of the Parent Disclosure Schedule and no shares of Parent Preferred Stock were reserved for issuance. Since January 31, 1995, Subject Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date and as disclosed in Section 4.2(a) of the Parent Disclosure Schedule. The shares of Parent Capital Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

               (b) Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Parent Subsidiaries, free and clear of any liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
          No Parent Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

               4.3 Authority; No Violation. (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has directed that this Agreement and the transactions contemplated hereby be submitted to Parent's stockholders for approval at a meeting of such stockholders and except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock, no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by Subject Company) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (b) Except as set forth in Section 4.3(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Parent or (ii) assuming that the consents and approvals referred to in
          Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a Material Adverse Effect on Parent.

               4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of applications with the OTS under HOLA and approval of such applications, (iii) the filing of any requisite applications with the OCC, (iv) the filing of the State Approvals, (v) the filing with the SEC of the Joint Proxy Statement and the S-4, (vi) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (vii) the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Parent and Subject Company, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by Parent of this Agreement and (B) the consummation by Parent of the Merger and the other transactions contemplated hereby.

               4.5 Reports. Parent and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1993 with the Regulatory Agencies, and all other material reports and statements required to be filed by them since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, the Federal Reserve Board, the FDIC, the OCC, the OTS, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Parent and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 1993. There is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries.

               4.6 Financial Statements. Parent has previously delivered to Subject Company copies of (a) the consolidated balance sheets of Parent and its Subsidiaries as of December 31, for the fiscal years 1992 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1991 through 1993, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to Parent, (b) the unaudited consolidated balance sheet of Parent and its Subsidiaries as of December 31, 1994, and the related consolidated statements of income and changes in stockholders' equity for the fiscal year 1994, substantially in the form that is proposed to be reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Parent Delivered December 1994 Financials"), and
          (c) the unaudited consolidated balance sheet of Parent and its Subsidiaries as of September 30, 1993 and September 30, 1994 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine month periods then ended as reported in Parent's Quarterly Report on Form 10-Q for the period ended September 30, 1994 filed with the SEC under the Exchange Act. The December 31, 1994 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

               4.7  Broker's Fees.  Except as set forth in Section
          4.7 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreements.

               4.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Parent Reports (as defined below) filed prior to the date hereof, since December 31, 1994, (i) neither Parent nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Parent.

               (b) Except as publicly disclosed in Parent Reports filed prior to the date hereof, and except as set forth in Section 4.8(b) of the Parent Disclosure Schedule, since December 31, 1994, Parent and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

               (c) Except as set forth in Section 4.8(c) of the Parent Disclosure Schedule, since December 31, 1994, neither Parent nor any of its Subsidiaries has (i) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1994, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than customary year-end bonuses for fiscal 1993 and 1994 or (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

               4.9 Legal Proceedings. (a) Neither Parent nor any of its Subsidiaries is a party to any and there are no pending or, to the best of Parent's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Parent Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Parent.

               (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Parent or the Surviving Corporation.

               4.10 Taxes and Tax Returns. (a) Each of Parent and its Subsidiaries has duly filed all material Federal, state and, to the best of Parent's knowledge, material local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all material Taxes (as defined below) and other governmental charges which have been incurred or are due or claimed to be due from it by Federal, state, county or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes or other charges (1) which are not yet delinquent or are being contested in good faith and (2) have not been finally determined. The income tax returns of Parent and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1989, and no material deficiencies were asserted as a result of such examination or all such deficiencies were satisfied. To the best of Parent's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period. In addition, (i) proper and accurate amounts have been withheld by Parent and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable Federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Parent, (ii) Federal, state, county and local returns which are accurate and complete in all material respects have been filed by Parent and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Parent, (iii) the amounts shown on such Federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Parent in its consolidated financial statements as of December 31, 1994, except where failure to do so would not have a Material Adverse Effect on Parent and (iv) there are no Tax liens upon any property or assets of the Parent or its Subsidiaries except liens for current taxes not yet due. To the knowledge of Parent, no property of Parent or any of its Subsidiaries is property that Parent or any of its Subsidiaries is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 169(h) of the Code.
          Neither Parent nor any of its Subsidiaries has been required to include in income any adjustment pursuant to
          Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of its Subsidiaries, and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 4.6 hereof, neither Parent nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Parent.

               (b) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation
          Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Parent Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

               (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Parent or any Subsidiary of Subject Company under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on Parent.

               4.11 Employees. (a) Section 4.11(a) of the Parent Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Parent Plans") by Parent, any of its Subsidiaries or by any trade or business; whether or not incorporated (a "Parent ERISA Affiliate"), all of which together with Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

               (b) Parent has heretofore delivered to Subject Company true and complete copies of each of the Parent Plans and all related documents, including but not limited to (i) the actuarial report for such Parent Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Parent Plan.

               (c) Except as set forth in Section 4.11(c) of the Parent Disclosure Schedule, (i) each of the Parent Plans has been operated and administered in all material respects with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Parent Plans intended to be "qualified" within the meaning of Section 401 (a) of the Code is so qualified, (iii) with respect to each Parent Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Parent Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Parent Plan's actuary with respect to such Parent Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Plan allocable to such accrued benefits, (iv) no Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, its Subsidiaries or any Parent ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Parent, its Subsidiaries or the Parent ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Parent, its Subsidiaries or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent, its Subsidiaries or any Parent ERISA Affiliate of incurring a material liability thereunder,
          (vi) no Parent Plan is a "multiemployer pension plan", as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Parent or its Subsidiaries as of the Effective Time with respect to each Parent Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither Parent, its Subsidiaries nor any Parent ERISA Affiliate has engaged in a transaction in connection with which Parent, its Subsidiaries or any Parent ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
          Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Parent there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto.

               (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Parent or any of its affiliates from Parent or any of its affiliates under any Parent Benefit Plan or otherwise,
          (ii) materially increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

               4.12 SEC Reports. Parent has previously made available to Subject Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1993 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and prior to the date hereof and
          (b) communication mailed by Parent to its stockholders since January 1, 1993 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

               4.13 Compliance with Applicable Law. Except as disclosed in Section 4.13 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above.

               4.14 Certain Contracts.  (a) Except as set forth in
          Section 4.14(a) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Parent, Subject Company, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Parent Reports, (iv) which materially restricts the conduct of any line of business by Parent, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Parent has previously delivered to Subject Company true correct copies of all employment, consulting and deferred compensation agreements which are in writing and to which Parent or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in Section 4.14(a) of the Parent Disclosure Schedule, is referred to herein as a "Parent Contract", and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

               (b) (i) Each Parent Contract is valid and binding and in full force and effect, (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Parent Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Parent, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Parent or any of its Subsidiaries under any such Parent Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

               4.15 Agreements with Regulatory Agencies. Except as set forth in Section 4.15 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.15 of the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

               4.16 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in the Parent Delivered December 1994 Financials and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1994, neither Parent nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Parent.

               4.17 State Takeover Laws. The Board of Directors of Parent has approved the transactions contemplated by this Agreement and the Option Agreements such that the provisions of the Business Combination Act of Rhode Island and Article Ninth of Parent's Articles of Incorporation will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

               4.18 Rights Agreement. Parent has taken all action (including, if required, redeeming all of the outstanding preferred stock purchase rights issued pursuant to the Parent Rights Agreement or amending or terminating the Parent Rights Agreement) so that the entering into of this Agreement and the Option Agreements, the Merger, the acquisition of shares pursuant to the Option Agreements and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Parent Rights Agreement or enable or require the Parent Rights to be exercised, distributed or triggered.

               4.19 Pooling of Interests. As of the date of this Agreement, Parent has no reason to believe that the Merger will not qualify as a pooling of interests for accounting purposes.


                                  ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

               5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreements, each of Parent and Subject Company shall, and shall cause each of their respective Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and (iii) take no action which would adversely affect or delay the ability of either Parent or Subject Company to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements.

               5.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Parent Disclosure Schedule or
          Section 5.2 of the Subject Company Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, neither Parent nor Subject Company shall, and neither Parent nor Subject Company shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

                    (a)  other than in the ordinary course of
               business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Subject Company or any of its Subsidiaries to Subject Company or any of its Subsidiaries, on the one hand, or of Parent or any of its Subsidiaries to Parent or any of its Subsidiaries, on the other hand; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

                    (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except, in the case of Subject Company, for regular quarterly cash dividends at a rate not in excess of $0.22 per share of Subject Company Common Stock, and in the case of Parent, for regular quarterly cash dividends on Parent Common Stock at a rate not in excess of $0.50 per share of Parent Common Stock, and, in the case of Subject Company Preferred Stock and Parent Preferred Stock, for regular quarterly or semiannual cash dividends thereon at the rates set forth in the applicable certificate of incorporation or certificate of designation for such securities and except for dividends paid by any of the wholly owned Subsidiaries of each of Parent and Subject Company to Parent or Subject Company or any of their wholly owned Subsidiaries, respectively); or issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, (B) the conversion of shares of the Parent Series I Preferred Stock or the Parent DCP Stock or (C) the Option Agreements, (D) the Subject Company Shareholder Rights Agreement, (E) the Parent Shareholder Rights Agreement; (F) the Northeast Agreement or (G) the Option Agreements;

                    (c)  sell, transfer, mortgage, encumber or
               otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                    (d)  except for transactions in the ordinary
               course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof;

                    (e)  except for transactions in the ordinary
               course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

                    (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

                    (g)  solicit, encourage or authorize any
               individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

                    (h)  settle any claim, action or proceeding
               involving money damages, except in the ordinary course of business consistent with past practice;

                    (i)  take any action that would prevent or
               impede the Merger from qualifying (i) for pooling of interests accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Parent or Subject Company to exercise its rights under the Subject Company Option Agreement or the Parent Option Agreement, as the case may be;

                    (j) amend its certificate of incorporation or articles of incorporation, as the case maybe, or its bylaws; or

                    (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                    (l)  take any action that is intended or may
               reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
               Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

                    (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

               6.1 Regulatory Matters. (a) Parent and Subject Company shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and Subject Company shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Parent and Subject Company shall thereafter mail the Joint Proxy Statement to their respective stockholders. Parent shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Subject Company shall furnish all information concerning Subject Company and the holders of Subject Company Capital Stock as may be reasonably requested in connection with any such action.

               (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent and Subject Company shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Subject Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

               (c) Parent and Subject Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, Subject Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

               (d) Parent and Subject Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

               6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Parent and Subject Company shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Parent and Subject Company shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Parent or Subject Company, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Parent nor Subject Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent's or Subject Company's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

               (b) Each of Parent and Subject Company shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to
          Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated February 13, 1995 between Parent and Subject Company (the "Confidentiality Agreement").

               (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

               6.3 Stockholders' Approvals. Each of Parent and Subject Company shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date.

               6.4 Legal Conditions to Merger. Each of Parent and Subject Company shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger or the Subsidiary Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Subject Company or Parent or any of their respective Subsidiaries in connection with the Merger and the Subsidiary Merger and the other transactions contemplated by this Agreement.

               6.5 Affiliates; Publication of Combined Financial Results. (a) Each of Parent and Subject Company shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders meetings called by Parent and Subject Company to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a) hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Parent Capital Stock or Subject Company Capital Stock held by such "affiliate" and, in the case of the "affiliates" of Subject Company, the shares of Parent Capital Stock to be received by such "affiliate" in the Merger: (1) in the case of shares of Parent Capital Stock to be received by "affiliates" of Subject Company in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (2) during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Parent and Subject Company.

               (b) Parent shall use its best efforts to publish no later than ninety (90) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

               6.6 Stock Exchange Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance, prior to the Effective Time and shall use its best efforts to cause the shares of Parent 9.30% Preferred and Parent 9.35% Cumulative Preferred to be so approved.

               6.7 Employee Benefit Plans. (a) From and after the Effective Time, and subject to applicable law, Parent shall provide to the employees of Parent and its Subsidiaries who formerly were employees of Subject Company and its Subsidiaries employee benefits, including but not limited to pension plans, thrift plans, management incentive plans, group life plans, accidental death and dismemberment plans, travel accident plans, medical and hospitalization plans and long term disability plans, substantially the same as those provided to similarly situated employees of Parent and its Subsidiaries. From and after the Effective Time, employees of Parent or its Subsidiaries who were employees of the Subject Company and its Subsidiaries immediately prior to the Effective Time shall receive full credit for all purposes under such plans, except the accrual of benefits, for their years of service prior to the Effective Time with the Subject Company or any of its Subsidiaries (and any predecessors thereto).

               (b) Parent agrees to honor in accordance with their terms (i) all Plans and (ii) all contracts, arrangements, commitments, or understandings described in Section 3.14(a)(i) disclosed on the Subject Company Disclosure Schedule and (iii) all benefits vested thereunder as of the Effective Time; provided, however, that nothing in this sentence shall be interpreted as preventing Parent from amending, modifying or terminating any Plans, contracts, arrangements, commitments or understandings, in accordance with their terms. The provisions of this
          Section 6.7(b) are intended to be for the benefit for, and enforceable by, each of the persons set forth in
          Section 6.7(b) of the Subject Company Disclosure Schedule and their heirs and representatives.

               (c)  Subject Company shall take all actions
          necessary, including securing the consent of optionees, to amend the terms of the Subject Company Stock Option Plans and any severance or other agreements that provide for the surrender of stock options issued under the Subject Company Stock Option Plans in exchange for a cash payment ("LSARs") to provide that such LSARs shall be settled in stock with a fair market value equal to the cash that would otherwise have been payable thereunder.

               (d) Parent and Subject Company acknowledge and agree that awards under the Subject Company's Performance Equity Plan ("PEP") are subject to Section 11(f) of the Subject Company Stock Option and Restricted Stock Award Plan.

               6.8 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Subject Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Subject Company, any of the Subject Company Subsidiaries or any of their respective predecessors or
          (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 6.8 except to the extent such failure to notify materially prejudices Parent. Parent's obligations under this Section 6.8 continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

               (b) Parent shall use its best efforts to cause the persons serving as officers and directors of Subject Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by Subject Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend more than 200% of the current amount expended by Subject Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.8(b), Parent shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

               (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
          (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

               (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

               6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Parent and a Subsidiary of Subject Company) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

               6.10 Advice of Changes. Parent and Subject Company shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

               6.11 Dividends. After the date of this Agreement, each of Parent and Subject Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Subject Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Parent Common Stock or Subject Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Subject Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger.

                                 ARTICLE VII

                             CONDITIONS PRECEDENT

               7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                    (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of Subject Company Common Stock and Parent Common Stock entitled to vote thereon.

                    (b) NYSE Listing. The shares of Parent Common Stock which shall be issued to the stockholders of Subject Company upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                    (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                    (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                    (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                    (f)  Federal Tax Opinion.  Parent shall have
               received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to Parent, and Subject Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to Subject Company, in form and substance reasonably satisfactory to Parent and Subject Company, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as part of one or more reorganizations within the meaning of Section 368 of the Code and that accordingly:

                         (i)   No gain or loss will be recognized
                    by Parent or Subject Company as a result of the Merger;

                         (ii)  No gain or loss will be recognized
                    by the stockholders of Subject Company who exchange their Subject Company Capital Stock solely for Parent Capital Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Capital Stock); and

                         (iii) The tax basis of the Parent Capital
                    Stock received by stockholders who exchange all of their Subject Company Capital Stock solely for Parent Capital Stock in the Merger will be the same as the tax basis of the Subject Company Capital Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

                    In rendering such opinion, counsel may require
               and rely upon representations contained in certificates of officers of Parent, Subject Company and others.

                    (g) Pooling of Interests. Parent and Subject Company shall each have received a letter from KPMG Peat Marwick addressed to Subject Company and Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

               7.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                    (a)  Representations and Warranties.  The
               representations and warranties of Subject Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of Subject Company by the Chief Executive Officer and the Chief Financial Officer of Subject Company to the foregoing effect.

                    (b)  Performance of Obligations of Subject
               Company. Subject Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Subject Company by the Chief Executive Officer and the Chief Financial Officer of Subject Company to such effect.

                    (c)  Subject Company Rights Agreement.  The
               rights issued pursuant to the Subject Company Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement.

               7.3  Conditions to Obligations of Subject Company.
          The obligation of Subject Company to effect the Merger is also subject to the satisfaction or waiver by Subject
          Company at or prior to the Effective Time of the following conditions:

                    (a)  Representations and Warranties.  The
               representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Subject Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

                    (b)  Performance of Obligations of Parent.
               Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Subject Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                    (c)  Parent Rights Agreement.  The rights
               issued pursuant to the Parent Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement.

                                 ARTICLE VIII

                          TERMINATION AND AMENDMENT

               8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Subject Company:

                    (a)  by mutual consent of Parent and Subject
               Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                    (b) by either the Board of Directors of Parent or the Board of Directors of Subject Company if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                    (c) by either the Board of Directors of Parent or the Board of Directors of Subject Company if the Merger shall not have been consummated on or before February 20, 1996, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                    (d) by either the Board of Directors of Parent or the Board of Directors of Subject Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; or

                    (e) by either Parent or the Subject Company if any approval of the stockholders of Parent or the Subject Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof.

               8.2  Effect of Termination.  In the event of
          termination of this Agreement by either Parent or Subject Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Subject Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except (i) Sections 6.2(b), 8.2, 9.2 and 9.3, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Subject Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

               8.3  Amendment.  Subject to compliance with
          applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Subject Company; provided, however, that after any approval of the transactions contemplated by this Agreement by Subject Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Subject Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by Subject Company's stockholders, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the Subject Company stockholders hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX

                              GENERAL PROVISIONS

               9.1 Closing. Subject to the terms and conditions of this Agreement and the Merger Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the "Closing Date").

               9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreements, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

               9.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent and Subject Company.

               9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  if to Parent, to:

                    Fleet Financial Group, Inc.
                    50 Kennedy Plaza
                    Providence, Rhode Island  02903
                    Fax:  (401) 278-5527
                    Attn:  William C. Mutterperl, Esq.

                    with a copy to each of:

                    Edwards & Angell
                    2700 Hospital Trust Tower
                    Providence, Rhode Island  02903
                    Fax:  (401) 276-6611
                    Attn:  V. Duncan Johnson, Esq.

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd
                    New York, New York  10019
                    Fax:  (212) 402-2000
                    Attn:  Edward D. Herlihy, Esq.

               and

                    (b)  if to Subject Company, to:

                    Shawmut National Corporation
                    777 Main Street
                    Hartford, Connecticut  06115
                    Fax:  (203) 728-4205
                    Attn: J. Michael Shepherd, Esq.

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022
                    Fax:  (212) 735-2000
                    Attn:  William S. Rubenstein, Esq.

               9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Subject Company, Parent or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

               9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

               9.8  Governing Law.  This Agreement shall be
          governed and construed in accordance with the laws of the State of Rhode Island, without regard to any applicable conflicts of law.

               9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               9.10 Publicity. Except as otherwise required by applicable law or the rules of the NYSE, neither Parent nor Subject Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

               9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7(b) and Section 6.8 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


               IN WITNESS WHEREOF, Parent and Subject Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       FLEET FINANCIAL GROUP, INC.

                                       By: /s/ Terrence Murray
                                           _________________________


                                       SHAWMUT NATIONAL CORPORATION

                                       By: /s/ Joel B. Alvord
                                           _________________________